EX-99.(14)(b)

CONSENT OF DECHERT LLP

We consent to the filing of our tax opinion as an exhibit to the Registration Statement on Form N-14 of Goldman Sachs ETF Trust to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP 1095 Avenue of the Americas
New York, NY 10036-6797

August 28, 2020